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                                                                    EXHIBIT 99.3

                                 PROMISSORY NOTE

$1,500,000                                                           May 1, 2000

         FOR VALUE RECEIVED, PROBEX CORP., a Colorado corporation ("Maker"), promises to pay to PETROLEUM PRODUCTS INC., an Ohio corporation ("Payee"), in lawful money of the United States of America, the principal sum of One Million Five Hundred Thousand Dollars ($1,500,000), together with interest in arrears on the unpaid principal balance at an annual rate equal to 8%, in the manner provided below. Interest shall be calculated on the basis of a year of 365 or 366 days, as applicable, and charged for the actual number of days elapsed.

         This Note has been executed and delivered pursuant to and in accordance with the terms and conditions of the Asset Purchase Agreement, dated May 1, 2000, by and between Maker, Probex Fluids Recovery, Inc., a Delaware corporation and wholly-owned subsidiary of Maker ("PFR"), Payee and William and Phyllis Snedegar (the "Agreement"), and is subject to the terms and conditions of the Agreement, which are, by this reference, incorporated herein and made a part hereof. Capitalized terms used in this Note without definition shall have the respective meanings set forth in the Agreement.

         1. PAYMENTS

            1.1 PRINCIPAL AND INTEREST

            The principal amount of this Note shall be due and payable in five
         (5) equal consecutive annual installments commencing on anniversary of the Closing Date and upon each anniversary of the Closing Date thereafter until paid in full. Interest on the unpaid principal balance of this Note shall be due and payable annually, together with each payment of principal.

            1.2 MANNER OF PAYMENT

            All payments of principal and interest on this Note shall be made by certified or bank cashier's check at 4608 Central College Road, Westerville, Ohio, 43081, or at such other place in the United States of America as Payee shall designate to Maker in writing, or by wire transfer of immediately available funds to an account designated by Payee in writing. If any payment of principal or interest on this Note is due on a day which is not a Business Day, such payment shall be due on the next succeeding Business Day, and such extension of time shall be taken into account in calculating the amount of interest payable under this Note. "Business Day" means any day other than a Saturday, Sunday or legal holiday in the State of Texas.

            1.3 PREPAYMENT

            Maker may, without premium or penalty, at any time and from time to time, prepay all or any portion of the outstanding principal balance due under this



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         Note, provided that each such prepayment is accompanied by accrued interest on the amount of principal prepaid calculated to the date of such prepayment. Any partial prepayments shall be applied to installments of principal in inverse order of their maturity.

            1.4 RIGHT OF SET-OFF

            Maker shall have the right to withhold and set-off against any amount due hereunder (i) the amount of any Post-Closing Adjustment to which the Maker or Buyer may be entitled in accordance with Section 2.5 of the Agreement, and (ii) the amount of any claim for indemnification or payment of damages to which Maker or Buyer may be entitled under the Agreement, in accordance with Section 9.2(c) thereof. In either case, the amount of any set-off of principal hereunder shall be reduced from the installments of principal payable in the order that such payments shall become due.

            1.5 SUBORDINATION

            This Note is subordinated to all indebtedness issued by Maker and its affiliates in connection with the design, construction and/or operation of its used oil refineries. The holders hereof agree to negotiate in good faith subordination agreements in favor of those parties advancing and/or guaranteeing such indebtedness.

         2. DEFAULTS

            2.1 EVENTS OF DEFAULT

            The occurrence of any one or more of the following events with respect to Maker shall constitute an event of default hereunder ("Event of Default"):

            (a) If Maker shall fail to pay when due any payment of principal or interest on this Note and such failure continues for fifteen (15) days after Payee notifies Maker therein writing; provided, however, that the exercise by Maker in good faith of its right of set-off pursuant to Section 1.4 above, shall not constitute an Event of Default.

            (b) If, pursuant to or within the meaning of the United States Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors (a "Bankruptcy Law"), Maker shall (i) commence a voluntary case or proceeding; (ii) consent to the entry of an order for relief against it in an involuntary case; (iii) consent to the appointment of a trustee, receiver, assignee, liquidator or similar official;
                  (iv) make an assignment for the






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                  benefit of its creditors; or (v) admit in writing its
                  inability to pay its debts as they become due.

            (c) If a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against Maker in an involuntary case, (ii) appoints a trustee, receiver, assignee, liquidator or similar official for Maker or substantially all of Maker's properties, or (iii) orders the liquidation of Maker, and in each case the order or decree is not dismissed within 120 days.

            2.2   NOTICE BY MAKER

            Maker shall notify Payee in writing within five days after the occurrence of any Event of Default of which Maker acquires knowledge.

            2.3   REMEDIES

            Upon the occurrence of an Event of Default hereunder (unless all Events of Default have been cured or waived by Payee), Payee may, at its option, (i) by written notice to Maker, declare the entire unpaid principal balance of this Note, together with all accrued interest thereon, immediately due and payable regardless of any prior forbearance, and (ii) exercise any and all rights and remedies available to it under applicable law, including, without limitation, the right to collect from Maker all sums due under this Note. Maker shall pay all reasonable costs and expenses incurred by or on behalf of Payee in connection with Payee's exercise of any or all of its rights and remedies under this Note, including, without limitation, reasonable attorneys' fees.

         3. MISCELLANEOUS

            3.1 NOTICES

            Any notice required or permitted to be given hereunder shall be given in accordance with Section 13.5 of the Agreement.

            3.2 SEVERABILITY

            If any provision in this Note is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Note will remain in full force and effect. Any provision of this Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.



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            3.3 GOVERNING LAW; VENUE

            This Note will be governed by the laws of the State of Texas without regard to conflicts of laws principles. The parties agree that any litigation relating directly or indirectly to this Note must be brought before and determined by a court of competent jurisdiction in Dallas County, Texas.

            3.4 PARTIES IN INTEREST

            This Note shall bind Maker and its successors and assigns. This Note is non-negotiable and shall not be assigned or transferred by Payee without the express prior written consent of Maker, except by will or, in default thereof, by operation of law.

            3.5 SECTION HEADINGS, CONSTRUCTION

            The headings of Sections in this Note are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Note unless otherwise specified.

         All words used in this Note will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the words "hereof" and "hereunder" and similar references refer to this Note in its entirety and not to any specific section or subsection hereof.

         IN WITNESS WHEREOF, Maker has executed and delivered this Note as of the date first stated above.

                                            PROBEX CORP., a Colorado corporation

                                            By: /s/ BRUCE HALL
                                               ---------------------------------
                                            Name: Bruce Hall
                                                 -------------------------------
                                            Title: Chief Financial Officer
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